                                                                     EXHIBIT 1.1


                                  $700,000,000


                           EL PASO ENERGY CORPORATION

                    $600,000,000 6 5/8% Senior Notes Due 2001
                    $100,000,000 Floating Rate Notes Due 2001

                               PURCHASE AGREEMENT



                                                                    July 7, 1999

DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION
ABN AMRO INCORPORATED
BANC OF AMERICA SECURITIES LLC
CHASE SECURITIES INC.
c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

       El Paso Energy Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") ABN AMRO Incorporated, Banc of America Securities LLC and Chase Securities Inc. (each, an "Initial Purchaser" and, collectively, the "Initial Purchasers") an aggregate of $600,000,000 in principal amount of its 6 5/8% Senior Notes Due 2001 (the "Series A Notes") and $100,000,000 in principal amount of its Floating Rate Senior Notes Due 2001 (the "Floating Rate Notes"), subject to the terms and conditions set forth herein. The Series A Notes and the Floating Rate Notes are to be issued pursuant to the provisions of an Indenture dated as of May 10, 1999 (as supplemented by a Second Supplemental Indenture to be dated as of July 12, 1999, and a Third Supplemental Indenture to be dated as of July 12, 1999 the "Indenture"), among the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The Series A Notes and the Floating Rate Notes are collectively referred to herein as the "Senior Notes". The Floating Rate Notes, the Series A Notes and the Series B Notes (as defined below) issuable in exchange for the Series A Notes are collectively referred to herein as the "Notes." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

       SECTION 1. Offering Memorandum. The Senior Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a final offering memorandum, dated July 7, 1999, relating to the Series A Notes and a final offering memorandum, dated July 7, 1999, relating to the Floating Rate Notes (individually, an "Offering Memorandum," and collectively, the Offering Memoranda").

       Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                           "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN
         REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

              (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (c) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
              (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN
              "IAI"),

              (2) AGREES THAT IT WILL NOT RESELL, OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO EL PASO ENERGY OR ANY SUBSIDIARIES OF EL PASO ENERGY, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL

              AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO EL PASO ENERGY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO EL PASO ENERGY) OR
              (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

              (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

       Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Floating Rate Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                           "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN
         REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

              (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR
              (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"),

              (2) AGREES THAT IT WILL NOT RESELL, OR OTHERWISE TRANSFER

              THIS NOTE EXCEPT (A) TO EL PASO ENERGY OR ANY SUBSIDIARIES OF EL PASO ENERGY, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO EL PASO ENERGY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO EL PASO ENERGY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

              (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

         SECTION 2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, (i) the principal amount of the Series A Notes set forth opposite the name of such Initial Purchaser on Schedule I hereto at a purchase price equal to 99.495% of the principal amount thereof and (ii) the principal amount of the Floating Rate Notes set forth opposite the name of such Initial Purchaser on Schedule I hereto at a purchase price of 99.60% of the principal amount thereof (collectively, the "Purchase Price").

         SECTION 3. Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes and the Floating

Rate Notes purchased hereunder on the terms set forth in the applicable Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), and (ii) in the case of the Series A Notes, to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer (x) the Series A Notes to Eligible Purchasers initially at a price equal to 99.895% of the principal amount thereof and (y) the Floating Rate Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 6 5/8% Series B Senior Notes Due 2001 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use its best commercial efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

         SECTION 4.  Delivery and Payment.

         (a) Delivery of, and payment of the Purchase Price for, the Senior Notes shall be made at the offices of Locke Liddell & Sapp LLP, 3400 Chase Tower, 600 Travis, Houston, Texas 77002. Such delivery and payment shall be made at 9:00 a.m. New York City time, on July 12, 1999 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchaser and the Company in writing. The time and date of such delivery and the payment for the Senior Notes are herein called the "Closing Date."

         (b) One or more of the Senior Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Senior Notes (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), in each case with any transfer taxes thereon duly paid by the Company, against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

         SECTION 5. Agreements of the Company. The Company hereby agrees with the Initial Purchasers as follows:

         (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Senior Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose that is known to the Company and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in an Offering Memorandum untrue or that requires any additions to or changes in an Offering Memorandum in order to make the statements therein not misleading. The Company shall use its best commercial efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Senior Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Senior Notes under any state securities or Blue Sky laws, the Company shall use its best commercial efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Offering Memoranda, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with their respective representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Offering Memoranda, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

         (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Senior Notes are outstanding, (i) not to make any amendment or supplement to an Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to an Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

         (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement an Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement an Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

         (e) Prior to the sale of all Senior Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Senior Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Offering Memoranda or Exempt Resales, in any jurisdiction in which it is not now so subject.

         (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

         (g) So long as the Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchaser may reasonably request.

         (h) So long as any of the Senior Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Senior Notes in connection with any sale thereof and any prospective purchaser of such Senior Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

         (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Senior Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses (other than fees and expenses of counsel to the Initial Purchasers) in connection with the preparation, printing, filing and distribution of the Offering Memoranda and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Senior Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Senior Notes, (iv) all expenses in connection with the registration or qualification of the Senior Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Senior Notes, (vi) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (vii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (viii) any fees charged by rating agencies for the rating of the Notes, (ix) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and
(x) and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

         (j) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

         (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

         (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Senior Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Senior Notes under the Act.

         (m) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

         (n) To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes registered pursuant to the Act to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

         (o) To comply with all of its agreements set forth in the Registration Rights Agreement.

         (p) To use its best commercial efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Senior Notes.

         SECTION 6. Representations, Warranties and Agreements of the Company. As of the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchasers that:

         (a) The Offering Memoranda do not, and any supplement or amendment to either of them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from an Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of an Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

         (b) Each of the Company and its significant subsidiaries within the meaning of Regulation S-X (each hereinafter referred to as a "Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Memoranda and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (c) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

         (d) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and (other than the shares of Series A Preferred Stock of El Paso Tennessee Pipeline Co. that are listed for trading on the New York Stock Exchange, Inc.) are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien").

         (e) This Agreement has been duly authorized, executed and delivered by the Company.

         (f) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Indenture has been duly executed and delivered by the Company, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

         (g) The Senior Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Senior Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Senior Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as
(i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Senior Notes will conform in all material respects as to legal matters to the description thereof contained in the applicable Offering Memorandum.

         (h) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         (i) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum relating to the Series A Notes.

         (j) Neither the Company nor any Subsidiary is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound.

         (k) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with the charter or by-laws of the Company or any Subsidiary or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound, (iii) violate any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any Subsidiary or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound, or (v) result in the termination, suspension or revocation of any permit, license, covenant, exemption, franchise, authorization or other approval (each, an "Authorization") of the Company or any Subsidiary or result in any other impairment of the rights of the holder of any such Authorization.

         (l) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any Subsidiary is or is threatened to be a party or to which any of their respective property is or is threatened to be subject that would restrict the issuance and sale of the Senior Notes as contemplated by the Offering Memoranda.

         (m) PricewaterhouseCoopers LLP are independent public accountants with respect to the Company and its subsidiaries and, to the Company's knowledge, Ernst & Young LLP and KPMG LLP are independent public accountants with respect to Sonat Inc., each as required by the Act and the Exchange Act.

         (n) The consolidated financial statements included or incorporated by reference in the Offering Memoranda (and any amendment or supplement thereto), together with related schedules and notes, present fairly in accordance with generally accepted accounting principles consistently applied the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on the basis stated in the Offering Memoranda at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Offering Memoranda present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Offering Memoranda (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         (o) The pro forma financial statements included or incorporated by reference in the Offering Memoranda are, in all material respects, fairly presented and prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to assumptions used in the preparation thereof which have been made on a reasonable basis and in good faith, and present fairly the effects of the proposed merger with Sonat Inc. based on the assumptions set forth therein.

         (p) The Company is not and, after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof as described in the Offering Memoranda, will not be (i) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

         (q)      [Intentionally Omitted.]

         (r) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any adverse change in the outlook for any rating of the Company or any securities of the Company.

         (s) Since the respective dates as of which information is given in an Offering Memorandum other than as set forth in such Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the financial condition, earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

         (t) Each Offering Memorandum, as of its respective date, contains or incorporates by reference all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

         (u) When the Senior Notes are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Floating Rate Notes will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under
Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

         (v) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company or any of its respective representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Senior Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as any of the Senior Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

         (w) [Intentionally Omitted.]

         (x) None of the Company nor any of its respective affiliates or any person acting on its or its behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes.

         (y) The Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

         (z) The Company and its affiliates and all persons acting on its behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering Memorandum relating to the Series A Notes will contain the disclosure required by Rule 902(h).

         (aa) The Company is a "reporting issuer," as defined in Rule 902 under the Act.

         (bb) No registration under the Act of the Senior Notes is required for the sale of the Senior Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

         (cc) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme of the Company to evade the registration provisions of the Act.

         (dd) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

         The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         SECTION 7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company, and agrees that:

         (a) Such Initial Purchaser is either a QIB or an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act (an "Accredited Institution")), in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Senior Notes.

         (b) Such Initial Purchaser (i) is not acquiring the Senior Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Senior Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Senior Notes only to
(y) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and

(z) in the case of the Series A Notes, in offshore transactions in reliance upon Regulation S under the Act.

         (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Senior Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Senior Notes only from, and will offer to sell the Senior Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Senior Notes only to, and will solicit offers to buy the Senior Notes only from (i) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and (ii) in the case of the Series A Notes, Regulation S Purchasers, in each case, that will be deemed to have agreed that (x) the Senior Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Senior Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in the case of the Series A Notes, in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Series A Note (the form of which is substantially the same as Exhibit D to the Second Supplemental Indenture to be dated as of July 12, 1999) and, if such transfer is in respect of an aggregate principal amount of Senior Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Senior Notes or an interest therein is transferred a notice substantially to the effect of the foregoing (such as that contained in the applicable Offering Memorandum.)

         (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

         (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

         (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme of such Initial Purchaser to evade the registration provisions of the Act.

         (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

         (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it pursuant to Regulation S to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

         "THE NOTES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF YOUR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (OR RULE 144A OR TO ACCREDITED INSTITUTIONS IN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT), AND IN CONNECTION WITH ANY SUBSEQUENT SALE BY YOU OF THE NOTES COVERED HEREBY IN RELIANCE ON REGULATION S DURING THE PERIOD REFERRED TO ABOVE TO ANY DISTRIBUTOR, DEALER OR PERSON RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION, YOU MUST DELIVER A NOTICE TO SUBSTANTIALLY THE FOREGOING EFFECT. TERMS USED ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S."

         Such Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

         SECTION 8.  Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Offering Memorandum (or any amendment or supplement thereto), any Rule 144A Information provided by the Company to any holder or prospective purchaser of Senior Notes pursuant to
Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser.

         (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, and its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to such Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use in the Offering Memoranda (or any amendment or supplement thereto).

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action

(including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other hand from the offering of the Senior Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Senior Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Senior Notes, as set forth in the tables on the cover pages of the Offering Memoranda. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, an Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Senior Notes purchased by each of the Initial Purchasers hereunder and not joint.

         (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         SECTION 9. Conditions of Initial Purchaser's Obligations. The several obligations of the Initial Purchasers to purchase the Senior Notes under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the

Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

         (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by an officer of the Company, confirming the matters set forth in Sections 6(s), 9(a) and 9(b) and stating that the Company has complied in all material respects with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

         (d) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Andrews & Kurth L.L.P., counsel for the Company, addressing the matters set forth on Exhibit B attached hereto, and (ii) an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of the general counsel of the Company, addressing the matters set forth on Exhibit C attached hereto.

         (e) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Locke Liddell & Sapp LLP, counsel for the Initial Purchasers, with respect to all such matters as the Initial Purchasers may reasonably request.

         (f) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from PricewaterhouseCoopers LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memoranda.

         (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Ernst & Young LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memoranda.

         (h) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

         (i) The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

         (j) The Company shall not have failed at or prior to the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

         SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred during the period commencing on the execution of this Agreement and ending at the Closing: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Senior Notes on the terms and in the manner contemplated in the Offering Memoranda, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchasers' opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Senior Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Senior Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Senior Notes set forth opposite its name in Schedule I bears to the aggregate principal amount of the Senior Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Senior Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Senior

Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Senior Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Senior Notes and the aggregate principal amount of the Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Senior Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memoranda or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

         SECTION 11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to El Paso Energy Corporation, El Paso Energy Building, 1001 Louisiana, Houston, Texas 77002, Attention: Britton White Jr. and (ii) if to any Initial Purchasers to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Senior Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the officers or directors of any Initial Purchaser, any person controlling any Initial Purchaser, the Company, the officers or directors of the Company, or any person controlling the Company,
(ii) acceptance of the Senior Notes and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Senior Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the several Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(h) hereof. The Company also agrees to reimburse the several Initial Purchasers and their officers, directors and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and its successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Senior Notes from the Initial Purchaser merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Initial Purchasers.

                                                Very truly yours,

                                                EL PASO ENERGY CORPORATION


                                                By: /s/ H. BRENT AUSTIN
                                                   ----------------------------
                                                Name:   H. Brent Austin
                                                     --------------------------
                                                Title:  Executive Vice President
                                                        and Chief Financial
                                                        Officer
                                                      -------------------------


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
ABN AMRO INCORPORATED
BANC OF AMERICA SECURITIES LLC
CHASE SECURITIES INC.

By:     DONALDSON, LUFKIN & JENRETTE
            SECURITIES CORPORATION


        By:  /s/ PAUL DAVIS
           ----------------------------
        Name:    Paul Davis
             --------------------------
        Title:   Vice President
              -------------------------

                                   SCHEDULE I



                                                        Principal Amount
                                             ----------------------------------------
    Initial Purchaser                        Series A Notes       Floating Rate Notes
    -----------------                        --------------       -------------------
Donaldson, Lufkin & Jenrette                  $301,200,000           $ 50,200,000
Securities Corporation

ABN AMRO Incorporated                         $ 99,600,000           $ 16,600,000

Banc of America Securities LLC                $ 99,600,000           $ 16,600,000

Chase Securities Inc.                         $ 99,600,000           $ 16,600,000

Total                                         $600,000,000           $100,000,000
                                              ============           ============

                                    EXHIBIT A

                      Form of Registration Rights Agreement

                                    EXHIBIT B

                        OPINION OF ANDREWS & KURTH L.L.P.
                             Counsel for the Company

         The opinion of counsel for the Company pursuant to Section 9(d) of the Purchase Agreement shall be to the effect that:

1. No registration under the Act of the Senior Notes or qualification of the Indenture under the TIA is required for the sale of the Senior Notes to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales assuming (i) that each Initial Purchaser is a QIB or, in the case of the Series A Notes, a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of the Purchase Agreement, and (iii) the accuracy of, and compliance with, the representations and agreements of the Company set forth in Sections 5(h) and 6(v), (x), (y), (z), (aa) and (cc) of the Purchase Agreement.

2. (A) Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in an Offering Memorandum (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive in all material respects with the requirements of the Exchange Act and (B) each Offering Memorandum (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which such counsel need not express any opinion) appeared on its respective face to be appropriately responsive in all material respects to Rule 144A(d)(4) under the Act.

3. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

4. The Company is not and, after giving effect to the offering and sale of the Senior Notes and the application of the net proceeds thereof as described in the Offering Memoranda, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended or (ii) a "holding company" within the meaning of, or subject to regulations under the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the commission thereunder.

5. The Indenture has been authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

6. It is not necessary in connection with the offer, sale and delivery of the Senior Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

7. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

8.       The Series B Senior Notes have been duly authorized.

9. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement will not violate any provision of applicable United States federal law, New York law, or the Delaware General Corporation Law, or the Certificate of Incorporation, as amended, or By-Laws, as amended, of the Company or any Subsidiary.

10. The Notes have been duly authorized, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

11. No consent, approval, authorization or order of or qualification with any United States federal, New York or (with respect to matters arising under the Delaware General Corporation Law) Delaware governmental body or agency is required for the performance by the Company of its obligations under the Purchase Agreement, except such (i) as may be required under the Act, (ii) which have been obtained, or (iii) as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, as to which such counsel need not express any opinion, or except where failure to obtain such consent, approval, authorization, order or qualification would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

12. The statements under the captions "Certain United States Federal Income Tax Consequences for Non-United States Holders," "ERISA Considerations," "Description of the Senior Notes" and "Plan of Distribution" in the Offering Memoranda, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

In addition, such counsel shall state that, in the course of the preparation by the Company of the Offering Memoranda (including the documents incorporated by reference therein), such counsel participated in conferences with certain of the officers and representatives of the Company, the Company's independent accountants, the Initial Purchasers and counsel for the Initial Purchasers at which the Offering Memoranda were discussed. Such counsel shall state that, between the respective dates of the Offering Memoranda and the time of delivery of such counsel's opinion letter, such counsel participated in additional conferences with certain officers and representatives of the Company and the Company's independent accountants at which portions of the Offering Memoranda were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel does not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memoranda except as specifically described in the opinion in paragraphs 2 and 12 above. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of the Company and the Company's independent accountants, such counsel shall state that no facts have come to such counsel's attention that have caused it to believe that either Offering Memorandum as of the respective date thereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Also, subject to the foregoing, such counsel shall state that no facts have come to its attention in the course of the proceedings described in the first and second sentences of this paragraph that caused such counsel to believe that either Offering Memorandum, as amended or supplemented, as of the date and time of delivery of such counsel's opinion letter contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

With respect to the preceding paragraph, counsel may state that (A) their opinion and belief is based upon their participation in the preparation of the Offering Memoranda and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or certification, except as specified and (B) for purposes of paragraphs 7 and 8, such counsel may state (i) that it has reviewed only those statutes, rules and regulations that in its experience are applicable to transactions of the type contemplated by the Purchase Agreement and (ii) that it does not hold itself out as experts in the regulation of the generation, transportation, distribution or delivery of electricity or electrical services, or the import or export of electricity or electrical services.

Such counsel need express no view, opinion or belief, however, with respect to financial statements, schedules or notes thereto or other financial or statistical data included or incorporated by reference in or omitted from either Offering Memorandum.

Such counsel may state that the opinions expressed above are limited to the federal laws of the United States, the laws of the State of New York, and the General Corporation Law of the State of Delaware.

                                    EXHIBIT C

                          OPINION OF BRITTON WHITE JR.
                         General Counsel for the Company


The opinion of the General Counsel for the Company pursuant to Section 9(d) of the Purchase Agreement shall be to the effect that:

1. Each of the Company and its Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and each is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

2. The execution, delivery and performance of the Purchase Agreement, the Indenture and the Notes by the Company, the compliance by the Company with all the provisions thereof and the consummation of the transactions contemplated thereby will not, to such counsel's knowledge, (i) violate any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound or (ii) violate or conflict with any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any Subsidiary or their respective property, except in each case, for such violations as would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

3. To such counsel's knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is or is threatened to be a party or to which any of their respective property is or is threatened to be subject that are required to be described in the Offering Memoranda and are not so described; nor does such counsel know of any statutes, regulations, contracts or other documents that are required to be described in the Offering Memoranda that are not so described.

4. (A) Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in an Offering Memorandum (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive in all material respects as to form with the requirements of the Exchange Act and (B) each Offering Memorandum (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which such counsel need not express any opinion) appeared on its respective face to be appropriately responsive in all material respects as to form with the requirements of Rule 144A(d)(4) under the Act.

5. The statements under (A) the caption "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference into each Offering Memorandum and (B) the caption "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q filed since such annual report, if any, in each case insofar as such statements constitute summaries of the legal matters, documents or proceeding referred to therein, fairly present as of the date of the applicable report the information disclosed therein in all material respects.

6. The execution, delivery and performance of the Purchase Agreement and the other Operative Documents by the Company, the compliance by the Company with all provisions thereof and the consummation of the transactions contemplated thereby will not (i) conflict with the charter or by-laws of the Company or any Subsidiary or constitute a breach of any of the terms or provisions of, or a default under, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective property is bound, (ii) violate any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any Subsidiary or their respective property, (iii) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective property is bound, or (iv) result in the termination, suspension or revocation of any Authorization of the Company or any Subsidiary or result in any other impairment of the rights of the holder of any such Authorization.

7. (A) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement will not violate any provisions of any applicable laws and regulations specifically governing the generation, transportation, distribution or delivery of natural gas, oil, electricity or other related commodities or services, including pipelines, transmission lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services (collectively, the "Energy Industry") and (B) no consent, approval, authorization or order of or qualification with any United States federal body or agency specifically regulating the Energy Industry is required for the performance by the Company of its obligations under the Purchase Agreement, except in each of the foregoing cases for such violations or failures to obtain such consent, approval, authorization, order or qualification as would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

In addition, such counsel shall state that in the course of the preparation by the Company of the Offering Memoranda, such counsel participated in conferences with certain of the officers and representatives of the Company, counsel to the Company, the Company's independent accountants, the Initial Purchasers and counsel for the Initial Purchasers at which the Offering Memoranda were discussed. Such counsel shall state that, between the respective dates of the Offering Memoranda and the time of delivery of such counsel's letter, such counsel participated in additional conferences with certain officers and representatives of the Company, counsel to the Company and the Company's independent accountants at which portions of the Offering Memoranda were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel does not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memoranda, except as specifically described in paragraphs 4 and 5 above. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above and in the performance of his duties as General Counsel of the Company, as well as information obtained from officers and other representatives of the Company and the Company's independent accountants, such counsel shall state that no facts have come to such counsel's attention that have caused him to believe that either Offering Memorandum, as of the respective date thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Also, subject to the foregoing, no facts have come to such counsel's attention in the course of the proceedings described in the first and second sentences of this paragraph that caused him to believe that either Offering Memorandum, as amended or supplemented, as of the date and time of delivery of such counsel's letter contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such counsel need express no view, opinion or belief, however, with respect to financial statements, schedules or notes thereto or other financial or statistical data included or incorporated by reference in or omitted from either Offering Memorandum.